EXHIBIT 21.1

Subsidiaries of Grubb & Ellis Healthcare REIT, Inc.

Grubb & Ellis Healthcare REIT Holdings, L.P. (Delaware)
G&E Healthcare REIT 5995 Plaza Drive, LLC (Delaware)
G&E Healthcare REIT Academy, LLC (Delaware)
G&E Healthcare REIT Amarillo Hospital, LLC (Delaware)
G&E Healthcare REIT County Line Road, LLC (Delaware)
G&E Healthcare REIT Chesterfield Rehab Hospital, LLC (Delaware)
G&E Healthcare REIT Cypress Station, LLC (Delaware)
G&E Healthcare REIT Decatur Medical Plaza, LLC (Delaware)
G&E Healthcare REIT/Duke Chesterfield Rehab, LLC (Delaware)
G&E Healthcare REIT Epler Parke Building B, LLC (Delaware)
G&E Healthcare REIT Fort Road Medical, LLC (Delaware)
G&E Healthcare REIT Lincoln Park Boulevard, LLC (Delaware)
G&E Healthcare REIT Liberty Falls Medical Plaza, LLC (Delaware)
G&E Healthcare REIT Marietta Health Park, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 1, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 2, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 2-St. Louis, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 3, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 4, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 4-Parma, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 4-Phoenix, LLC (Delaware)
G&E Healthcare REIT Mountain Empire, LLC (Delaware)
G&E Healthcare REIT Mountain Plains-CO, LLC (Delaware)
G&E Healthcare REIT Mountain Plains-TX, LLC (Delaware)
G&E Healthcare REIT Mountain Plains-TXF1, LLC (Delaware)
G&E Healthcare REIT Mountain Plains-WA, LLC (Delaware)
G&E Healthcare REIT Nutfield Professional Center, LLC (Delaware)
G&E Healthcare REIT Oklahoma City, LLC (Delaware)
G&E Healthcare REIT Renaissance, LLC (Delaware)
G&E Healthcare REIT Senior Care Portfolio 1, LLC (Delaware)
G&E Healthcare REIT Senior Care Portfolio 1-CA, LLC (Delaware)
G&E Healthcare REIT SouthCrest, LLC (Delaware)
G&E Healthcare REIT Vista Professional Center, LLC (Delaware)
NNN Crawfordsville, LLC (Delaware)
NNN Gallery Medical, LLC (Delaware)
NNN Healthcare/Office REIT 2750 Monroe, LLC (Delaware)
NNN Healthcare/Office REIT Commons V, LLC (Delaware)
NNN Healthcare/Office REIT E Florida LTC, LLC (Delaware)
NNN Healthcare/Office REIT Gwinnett, LLC (Delaware)
NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC (Delaware)
NNN Healthcare/Office REIT Lima, LLC (Delaware)
NNN Healthcare/Office REIT Market Exchange, LLC (Delaware)
NNN Healthcare/Office REIT Northmeadow, LLC (Georgia)
NNN Healthcare/Office REIT Peachtree, LLC (Delaware)
NNN Healthcare/Office REIT St. Mary Physician Center, LLC (Delaware)
NNN Healthcare/Office REIT Thunderbird Medical, LLC (Delaware)
NNN Healthcare/Office REIT Triumph, LLC (Delaware)
NNN Healthcare/Office REIT Tucson Medical Office, LLC (Delaware)
NNN Lenox Medical, LLC (Delaware)
NNN Lenox Medical Land, LLC (Delaware)
NNN Southpointe, LLC (Delaware)